Exhibit 99.1

SIGA Reports Financial Results for Three and Six
Months Ended June 30, 2024

•	Generated Product Sales of $21 Million in the Second Quarter, and $45 Million in the Six Months Ended June 30, 2024

•	Received $113 Million Procurement Order from U.S. Government for Oral TPOXX in July

•	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and six months ended June 30, 2024.

“SIGA continued to perform well again this quarter, generating $21 million of revenues, including $18 million of IV TPOXX sales to the U.S. Government,” said Diem Nguyen, Chief Executive Officer. “For the first six months of the year, product revenues of $45 million include a diverse mix of oral TPOXX deliveries to the U.S. Strategic National Stockpile, the U.S. Department of Defense, and eleven international customers, as well as IV TPOXX deliveries to the U.S. Strategic National Stockpile.  We remain committed to advancing our strategy by diversifying and expanding our revenue base while enhancing shareholder value as we look forward to progressing our clinical programs, negotiating the next contract with the U.S. Government, and promoting public health.”

Summary Financial Results

($ in millions, except per share amounts)	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Product sales(1)	$20.7	$1.3	$44.6	$7.0
Total revenues	$21.8	$5.9	$47.2	$14.2
Operating income (loss)(2)	$1.1	$(4.6)	$12.4	$(6.7)
Income (loss) before income taxes(2)	$2.4	$(3.4)	$15.6	$(4.7)
Net income (loss)	$1.8	$(2.9)	$12.1	$(3.8)
Diluted income (loss) per share	$0.03	$(0.04)	$0.17	$(0.05)
(1)	Includes supportive services related to product sales.

(2)	Operating income (loss) excludes, and income (loss) before income taxes includes, other income. Both line items exclude the impact of income taxes.

Recent Developments:

•
In July 2024, the Company received a procurement order for approximately $113 million of oral TPOXX from the U.S. Government under the 19C BARDA contract, for delivery to the U.S. Strategic National Stockpile (SNS).

•
In the second quarter 2024, SIGA delivered approximately $18 million of IV TPOXX to the U.S. SNS and approximately $3 million of oral TPOXX (known as tecovirimat or Tecovirimat-SIGA in most international markets) to a new customer in the Association of Southeast Asian Nations (ASEAN) region.  In addition, the Company received a $11 million order from another customer in the Asia Pacific region, with delivery targeted for the next six months.

•
In April 2024, the Company’s partner in Japan, Japan Biotechno Pharma, announced that a new drug application for oral TPOXX (to be known as TEPOXX) was filed in Japan for the treatment of smallpox, mpox, cowpox, and complications due to vaccinia virus.

•
In April 2024, the Company announced that it entered into an amendment of its international promotion agreement with Meridian Medical Technologies, LLC (Meridian). Effective June 1, 2024, SIGA began driving international promotion activities for oral TPOXX® while maintaining its contractual relationship with Meridian to preserve continuity for key customer relationships.  With the amendment, SIGA has greater control over international promotion activities, which enables the Company to meet global customers’ needs more effectively.

Capital Management Activity:

On April 11, 2024, a special cash dividend of $0.60 per share was paid, an increase of $0.15 per share from last year’s special cash dividend.  This dividend was declared on March 12, 2024.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, August 1, 2024, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 11156004. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on orthopoxviruses, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. Our flagship product, TPOXX® (tecovirimat), is an antiviral medicine approved in the U.S. and Canada for the treatment of smallpox and authorized in Europe and the UK for the treatment of smallpox, mpox (monkeypox), cowpox, and vaccinia complications. For more information about SIGA, visit www.siga.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans including with respect to securing new contracts and the timing of delivery of ordered oral TPOXX courses. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “will”, “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the 75A50118C00019 BARDA Contract (the “BARDA Contract”), not to exercise the remaining unexercised option under the BARDA Contract, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract or U.S. Department of Defense contracts are modified or canceled at the request or requirement of, or SIGA is not able to enter into new contracts to supply TPOXX to, the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (viii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (ix) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (x) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (xi) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xii) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xiii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling, (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, and (xvii) risks associated with responding to an mpox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Suzanne Harnett
sharnett@siga.com

and

Investors	Media
Jennifer Drew-Bear, Edison Group	Holly Stevens, Berry & Company
Jdrew-bear@edisongroup.com	hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$106,949,786	$150,145,844
Accounts receivable	8,954,433	21,130,951
Inventory	55,664,453	64,218,337
Prepaid expenses and other current assets	4,906,577	3,496,028
Total current assets	176,475,249	238,991,160

Property, plant and equipment, net	1,517,270	1,331,708
Deferred tax asset, net	11,611,925	11,048,118
Goodwill	898,334	898,334
Other assets	2,155,793	2,083,535
Total assets	$192,658,571	$254,352,855
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,033,123	$1,456,316
Accrued expenses and other current liabilities	6,533,033	10,181,810
Deferred IV TPOXX® revenue	13,729,440	20,788,720
Income tax payable	82,457	21,690,899
Total current liabilities	21,378,053	54,117,745

Other liabilities	3,721,969	3,376,203
Total liabilities	25,100,022	57,493,948
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,305,893 and 71,091,616, issued and outstanding at June 30, 2024 and December 31, 2023, respectively)	7,131	7,109
Additional paid-in capital	237,502,156	235,795,420
Accumulated deficit	(69,950,738)	(38,943,622)
Total stockholders’ equity	167,558,549	196,858,907
Total liabilities and stockholders’ equity	$192,658,571	$254,352,855

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Product sales and supportive services	$20,675,317	$1,263,255	$44,553,994	$6,965,769
Research and development	1,135,574	4,614,911	2,686,752	7,235,421
Total revenues	21,810,891	5,878,166	47,240,746	14,201,190

Operating expenses
Cost of sales and supportive services	12,311,685	974,420	15,536,999	2,124,608
Selling, general and administrative	5,530,423	4,425,959	13,406,196	8,661,068
Research and development	2,888,944	5,116,154	5,942,313	10,162,189
Total operating expenses	20,731,052	10,516,533	34,885,508	20,947,865
Operating income/(loss)	1,079,839	(4,638,367)	12,355,238	(6,746,675)
Other income, net	1,317,996	1,190,705	3,260,433	2,081,334
Income/(Loss) before income taxes	2,397,835	(3,447,662)	15,615,671	(4,665,341)
(Provision)/Benefit for income taxes	(565,219)	572,186	(3,505,715)	871,608
Net and comprehensive income/(loss)	$1,832,616	$(2,875,476)	$12,109,956	$(3,793,733)
Basic income/(loss) per share	$0.03	$(0.04)	$0.17	$(0.05)
Diluted income/(loss) per share	$0.03	$(0.04)	$0.17	$(0.05)
Weighted average shares outstanding: basic	71,152,572	71,090,642	71,123,113	71,640,784
Weighted average shares outstanding: diluted	71,753,231	71,090,642	71,748,362	71,640,784